Exhibit 1.1

INSTALLED BUILDING PRODUCTS, INC.

[8,100,000] Shares

Common Stock

($0.01 par value per Share)

UNDERWRITING AGREEMENT

June [—], 2014

UNDERWRITING AGREEMENT

June [—], 2014

UBS Securities LLC

Deutsche Bank Securities Inc.

RBC Capital Markets, LLC

as Managing Underwriters

c/o UBS Securities LLC

299 Park Avenue

New York, New York 10171-0026

c/o Deutsche Bank Securities Inc.

60 Wall Street, 2nd Floor

New York, New York 10005-2858

c/o RBC Capital Markets, LLC

Three World Financial Center

200 Vesey Street, 8th Floor

New York, New York 10281-8098

Ladies and Gentlemen:

Installed Building Products, Inc. (formerly, CCIB Holdco, Inc.), a Delaware corporation (the “Company”), confirms and agrees with the proposal by the selling stockholders named in Schedule A annexed hereto (the “Selling Stockholders”), to sell to the underwriters named in Schedule B annexed hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), an aggregate of [8,100,000] shares (the “Firm Shares”) of common stock, $0.01 par value per share (the “Common Stock”), of the Company.

In addition, the Company proposes to grant to the Underwriters the option to purchase from the Company up to an additional [1,215,000] shares of Common Stock (the “Additional Shares”). The Firm Shares and the Additional Shares are hereinafter collectively sometimes referred to as the “Shares.” The Shares are described in the Prospectus that is referred to below.

The Company has prepared and filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Act”), with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1 (File No. 333-196283) under the Act, including a prospectus, relating to the Shares.

Except where the context otherwise requires, “Registration Statement,” as used herein, means the registration statement, as amended, at the time of such registration statement’s effectiveness for purposes of Section 11 of the Act, as such section applies to the respective Underwriters (the “Effective Time”), including (i) all documents filed as a part thereof, (ii) any information contained in a prospectus filed with the Commission pursuant to Rule 424(b) under the Act, to the extent such information is deemed, pursuant to Rule 430A or Rule 430C under the Act, to be part of the registration statement at the Effective Time, and (iii) any registration statement filed to register the offer and sale of Shares pursuant to Rule 462(b) under the Act.

Except where the context otherwise requires, “Prospectus,” as used herein, means the prospectus, relating to the Shares, filed by the Company with the Commission pursuant to Rule 424(b) under the Act on or before the second business day after the date hereof (or such earlier time as may be required under the Act), or, if no such filing is required, the final prospectus included in the Registration Statement at the time it became effective under the Act, in each case in the form furnished by the Company to you for use by the Underwriters and by dealers in connection with the offering of the Shares.

“Preliminary Prospectus,” as used herein, means, as of any time, the prospectus relating to the Shares that is included in the Registration Statement immediately prior to that time.

“Permitted Free Writing Prospectuses,” as used herein, means the documents listed on Schedule C attached hereto under the heading “Permitted Free Writing Prospectuses” and each “road show” (as defined in Rule 433 under the Act), if any, related to the offering of the Shares contemplated hereby that is a “written communication” (as defined in Rule 405 under the Act) (each such road show, an “Electronic Road Show”). The Underwriters have not offered or sold and will not offer or sell, without the Company’s consent, any Shares by means of any “free writing prospectus” (as defined in Rule 405 under the Act) that is required to be filed by the Underwriters with the Commission pursuant to Rule 433 under the Act, other than a Permitted Free Writing Prospectus.

“Covered Free Writing Prospectuses,” as used herein, means (i) each “issuer free writing prospectus” (as defined in Rule 433(h)(1) under the Act), if any, relating to the Shares that is not a Permitted Free Writing Prospectus and (ii) each Permitted Free Writing Prospectus.

“Exempt Written Communication,” as used herein, means each written communication, if any, by the Company or any person authorized to act on behalf of the Company made to one or more qualified institutional buyers (“QIBs”) as such term is defined in Rule 144A under the Act and/or one or more institutions that are accredited investors (“IAIs”), as defined in Rule 501(a) under the Act to determine whether such investors might have an interest in a contemplated securities offering.

“Exempt Oral Communication,” as used herein, means each oral communication made prior to the filing of the Registration Statement by the Company or any person authorized to act on behalf of the Company made to one or more QIBs and/or one or more IAIs to determine whether such investors might have an interest in a contemplated securities offering.

“Permitted Exempt Written Communication,” as used herein, means the documents listed on Schedule C attached hereto under the heading “Permitted Exempt Written Communications”.

“Covered Exempt Written Communication,” as used herein, means (i) each Exempt Written Communication that is not a Permitted Exempt Written Communication and (ii) each Permitted Exempt Written Communication.

“Disclosure Package,” as used herein, means, collectively, with the pricing information set forth on Schedule C attached hereto under the heading “Pricing Information Provided Orally by Underwriters,” the Preliminary Prospectus and all Permitted Free Writing Prospectuses, if any, considered together.

“Applicable Time,” as used herein, means [—] P.M., New York City time, on June [—], 2014.

As used in this Agreement, “business day” shall mean a day on which the New York Stock Exchange (the “NYSE”) is open for trading. The terms “herein,” “hereof,” “hereto,” “hereinafter” and similar terms, as used in this Agreement, shall in each case refer to this Agreement as a whole and not to any particular section, paragraph, sentence or other subdivision of this Agreement. The term “or,” as used herein, is not exclusive.

The Company, each of the Selling Stockholders and the Underwriters agree as follows:

1. Sale and Purchase. Upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, each of the Selling Stockholders agree to sell, severally and not jointly, to the respective Underwriters and each of the Underwriters, severally and not jointly, agree to purchase from the Selling Stockholders, the respective number of Firm Shares (subject to such adjustment as the Representatives may determine to avoid fractional shares) which bears the same proportion to the total number of Firm Shares to be sold by the Selling Stockholders, as the case may be, as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule B attached hereto, subject to adjustment in accordance with Section 11 hereof, in each case at a purchase price of $[—] per Share. The Company is advised by you that the Underwriters intend (i) to make a public offering of their respective portions of the Firm Shares as soon after the effective date of the Registration Statement as in your judgment is advisable and (ii) initially to offer the Firm Shares upon the terms set forth in the Prospectus. You may from time to time increase or decrease the public offering price after the public offering to such extent as you may determine.

In addition, the Company hereby grants to the several Underwriters the option (the “Option”) to purchase, and upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Underwriters shall have the right to purchase, severally and not jointly, from the Company, ratably in accordance with the number of Firm Shares to be purchased by each of them, all or a portion of the Additional Shares, at the same purchase price per share to be paid by the Underwriters to the Selling Stockholders for the Firm Shares less an amount per share equal to any dividend or distribution declared by the Company and payable on the Firm Shares but not payable on the Additional Shares. The Option may be exercised by the Representatives on behalf of the several Underwriters at any time and from time to time on or before the thirtieth day following the date of the Prospectus, by written notice to the Company. Such notice shall set forth the aggregate number of Additional Shares as to which the Option is being exercised and the date and time when the Additional Shares are to be delivered (any such date and time being herein referred to as an “additional time of purchase”); provided, however, that no additional time of purchase shall be earlier than the “time of purchase” (as defined below) nor earlier than the second business day after the date on which the Option shall have been exercised nor later than the tenth business day after the date on which the Option shall have been exercised. The number of Additional Shares to be sold to each Underwriter by the Company shall be the number which bears the same proportion to the aggregate number of Additional Shares being purchased as the number of Firm Shares set forth opposite the name of such Underwriter on Schedule A hereto bears to the total number of Firm Shares (subject, in each case, to such adjustment as the Representatives may determine to eliminate fractional shares), subject to adjustment in accordance with Section 11 hereof.

2. Payment and Delivery. Payment of the purchase price for the Firm Shares shall be made to the Custodian (as defined below) by federal funds wire transfer against delivery of the certificates for the Firm Shares to you through the facilities of The Depository Trust Company (“DTC”) for the respective accounts of the Underwriters. Such payment and delivery shall be made at 10:00 A.M., New York City time, on June [—], 2014 (unless another time shall be agreed to by you and the Selling Stockholders or unless postponed in accordance with the provisions of Section 11 hereof). The time at which such payment and delivery are to be made is hereinafter sometimes called the “time of purchase.” Electronic transfer of the Firm Shares shall be made to you at the time of purchase in such names and in such denominations as you shall specify.

Payment of the purchase price for the Additional Shares shall be made to the Company at the additional time of purchase in the same manner and at the same office and time of day as the payment for the Firm Shares. Electronic transfer of the Additional Shares shall be made to you at the additional time of purchase in such names and in such denominations as you shall specify.

Deliveries of the documents described in Section 9 hereof with respect to the purchase of the Shares shall be made at the offices of Skadden, Arps, Slate, Meagher & Flom LLP at Four Times Square, New York, NY 10036, at 9:00 A.M., New York City time, on the date of the closing of the purchase of the Firm Shares or the Additional Shares, as the case may be.

3. Representations and Warranties of the Company. The Company represents and warrants to and agrees with each of the Underwriters that:

(a) the Registration Statement has heretofore become effective under the Act or, with respect to any registration statement to be filed to register the offer and sale of Shares pursuant to Rule 462(b) under the Act, will be filed with the Commission and become effective under the Act no later than 10:00 P.M., New York City time, on the date of determination of the public offering price for the Shares; no stop order of the Commission preventing or suspending the use of any Preliminary Prospectus or Permitted Free Writing Prospectus, or the effectiveness of the Registration Statement, has been issued, and no proceedings for such purpose have been instituted or, to the Company’s knowledge, are contemplated by the Commission;

(b) as of the Effective Time, the Registration Statement complied in all material respects with the requirements of the Act and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; as of the Applicable Time, the Preliminary Prospectus complied in all material respects with the requirements of the Act (including, without limitation, Section 10(a) of the Act) and the Disclosure Package did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; the Prospectus will comply, as of its date, the time of purchase and each additional time of purchase, if any, in all material respects, with the requirements of the Act (including, without limitation, Section 10(a) of the Act) and, as of the date the Prospectus is filed with the Commission, the time of purchase and any additional time of purchase, if any, the Prospectus will not, as then amended or supplemented, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty in this Section 3(b) with respect to any statement contained in the Registration Statement, the Disclosure Package or the Prospectus made in reliance upon and in conformity with information concerning an Underwriter and furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in the Registration Statement, the Disclosure Package or the Prospectus;

(c) prior to the execution of this Agreement, the Company has not, directly or indirectly, offered or sold any Shares by means of any “prospectus” (within the meaning of the Act) or used any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Shares, in each case other than the Preliminary Prospectus, the Permitted Free Writing Prospectuses, if any, and, the Permitted Exempt Written Communications, if any; the Company has not, directly or indirectly, prepared, used or referred to any Permitted Free Writing Prospectus except in compliance with Rules 164 and 433 under the Act; assuming that such Permitted Free Writing Prospectus is accompanied or preceded by the most recent Preliminary Prospectus or the Prospectus, as the case may be, and that such Permitted Free Writing Prospectus is so sent or given after the Registration Statement was filed with the Commission (and after such Permitted Free Writing Prospectus was, if required pursuant to Rule 433(d) under the Act, filed with the Commission), the sending or giving, by any Underwriter, of any Permitted Free Writing Prospectus will satisfy the provisions of Rule 164 and Rule 433 (without reliance on subsections (b), (c) and (d) of Rule 164); neither the Company nor the Underwriters are disqualified, by reason of subsection (f) or (g) of Rule 164 under the Act, from using, in connection with the offer and sale of the Shares, “free writing prospectuses” (as defined in Rule 405 under the Act) pursuant to Rules 164 and 433 under the Act; the Company is not an “ineligible issuer” (as defined in Rule 405 under the Act) as of the eligibility determination date for purposes of Rules 164 and 433 under the Act with respect to the offering of the Shares contemplated by the Registration Statement, without taking into account any determination by the Commission pursuant to Rule 405 under the Act that it is not necessary under the circumstances that the Company be considered an “ineligible issuer”; the parties hereto agree and understand that the content of any and all “road shows” (as defined in Rule 433 under the Act), Exempt Oral Communications and Covered Exempt Written Communications related to the offering of the Shares contemplated hereby are solely the property of the Company;

(d) as of the date of this Agreement, the Company qualifies as an emerging growth company (“EGC”), as defined in Section 2(a)(19) of the Act;

(e) each Permitted Exempt Written Communication, if any, did not as of its date include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(f) the Company has, prior to the date of the Preliminary Prospectus, furnished to you a list containing the names of the recipients of all Covered Exempt Written Communications and all Exempt Oral Communications, other than those Exempt Oral Communications made by the Underwriters;

(g) each Covered Exempt Written Communication, if any, does not as of the date hereof conflict with the information contained in the Registration Statement, the Preliminary Prospectus and the Prospectus;

(h) as of the date of this Agreement, the Company has an authorized and outstanding capitalization as set forth in the sections of the Registration Statement, the Disclosure Package and the Prospectus entitled “Capitalization” and “Description of Capital Stock” (and any similar sections or information, if any, contained in any Permitted Free Writing Prospectus), and, as of the time of purchase and any additional time of purchase, as the case may be, the Company shall have an authorized and outstanding capitalization as set forth in the sections of the Registration Statement, the Disclosure Package and the Prospectus entitled “Capitalization” and “Description of Capital Stock” (and any similar sections or information, if any, contained in any Permitted Free Writing Prospectus) (subject, in each case, to the issuance of shares of Common Stock upon exercise of stock options and warrants disclosed as outstanding in the Registration Statement (excluding the exhibits thereto), each Preliminary Prospectus and the Prospectus and the grant of options under existing stock option plans described in the Registration Statement (excluding the exhibits thereto), each Preliminary Prospectus and the Prospectus); all of the issued and outstanding shares of capital stock, including the Common Stock, of the Company have been duly authorized and validly issued and are fully paid and non-assessable, have been issued in compliance with all applicable securities laws and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right; and the Amended and Restated Certificate of Incorporation of the Company and the Amended and Restated Bylaws of the Company, each filed as an exhibit to the Registration Statement, have been heretofore duly authorized and approved in accordance with the Delaware General Corporation Law and are in full force and effect at the time of purchase; the Shares are duly listed, and admitted and authorized for trading, subject to official notice of issuance and evidence of satisfactory distribution, on the NYSE;

(i) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus, to execute and deliver this Agreement and to issue, sell and deliver the Shares to be sold by it pursuant hereto as contemplated herein;

(j) the Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, either (i) have a material adverse effect on the business, properties, financial condition, results of operations or prospects of the Company and its subsidiaries taken as a whole, (ii) prevent or materially interfere with consummation of the transactions contemplated hereby or (iii) prevent the shares of Common Stock from being accepted for listing on, or result in the delisting of shares of Common Stock from the NYSE (the occurrence of any such effect or any such prevention or interference or any such result described in the foregoing clauses (i), (ii) and (iii) being herein referred to as a “Material Adverse Effect”);

(k) the Company has no significant subsidiaries (as that term is defined in Rule 1-02(w) of Regulation S-X under the Act) other than the entities listed on Exhibit 21.1 of the Registration Statement; the Company has no subsidiaries that contributed more than five percent (5%) of the Company’s consolidated net revenue for the year ended December 31, 2013 other than the entities listed on Annex A hereto (such subsidiaries listed on Annex A are referred to herein collectively as the “Subsidiaries”); the Company owns that percentage of the issued and outstanding capital stock of each of the Subsidiaries as set forth on Annex A; complete and correct copies of the charters and the bylaws (or other similar organizational documents) of the Company and each Subsidiary and all amendments thereto have been delivered to you, and except as set forth in the exhibits to the Registration Statement, no changes therein will be made on or after the date hereof through and including the time of purchase or, if later, any additional time of purchase; each Subsidiary has been duly incorporated and is validly existing as a corporation or limited liability company in good standing under the laws of the jurisdiction of its incorporation or formation, with full corporate or limited liability company power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus, except where the failure to be in good standing would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect; each Subsidiary is duly qualified to do business as a foreign corporation or limited liability company and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a Material Adverse Effect; all of the outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable, have been issued in compliance with all applicable securities laws, were not issued in violation of any preemptive right, resale right, right of first refusal or similar right and all of such shares owned by the Company are owned subject to no security interest, other encumbrance or adverse claims; and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligation into shares of capital stock or ownership interests in the Subsidiaries are outstanding;

(l) the Additional Shares, if and when sold by the Company pursuant hereto have been duly and validly authorized and, if and when issued and delivered against payment therefor as provided herein, will be duly and validly issued, fully paid and non-assessable and free of statutory and contractual preemptive rights, resale rights, rights of first refusal and similar rights; the Additional Shares to be sold by the Company pursuant hereto, when issued and delivered against payment therefor as provided herein, will be free of any restriction upon the voting or transfer thereof pursuant to the Delaware General Corporation Law or the Company’s charter or bylaws or any agreement or other instrument to which the Company is a party; the Shares to be sold by the Selling Stockholders pursuant hereto have been duly and validly authorized and issued and are and, after they are delivered against payment therefor as provided herein, will be fully paid, non-assessable and free of statutory and contractual preemptive rights, resale rights, rights of first refusal and similar rights; the Shares to be sold by the Selling Stockholders pursuant hereto are and, after they are delivered against payment therefor as provided herein, will be free of any restriction upon the voting or transfer thereof pursuant to the Company’s charter or bylaws or any agreement or other instrument to which the Company is a party;

(m) the capital stock of the Company, including the Shares, conforms in all material respects to each description thereof contained in the Registration Statement, the Disclosure Package and the Prospectus; and the certificates for the Shares are in due and proper form;

(n) this Agreement has been duly authorized, executed and delivered by the Company;

(o) neither the Company nor any of the Subsidiaries is in breach or violation of or in default under (nor has any event occurred which, with notice, lapse of time or both, would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (A) its charter or bylaws (or other similar organizational documents), or (B) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which it is a party or to which it or any of its properties are subject, or (C) any applicable federal, state, local or foreign law, regulation or rule, or (D) any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the rules and regulations of the NYSE), or (E) any decree, judgment or order applicable to it or any of its properties, other than, in the cases of clauses (B), (C), (D) and (E) above, such breaches, violations or defaults that would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect;

(p) the execution, delivery and performance of this Agreement, the issuance and sale of the Additional Shares, if and when sold by the Company pursuant hereto, the sale of the Firm Shares to be sold by the Selling Stockholders pursuant hereto and the consummation of the transactions contemplated hereby will not conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which, with notice, lapse of time or both, would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (or result in the creation or imposition of a lien, charge or encumbrance on any property or assets of the Company or any Subsidiary pursuant to) (A) the charter or bylaws (or other similar organizational documents) of the Company or any of the Subsidiaries, or (B) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company or any of the Subsidiaries is a party or to which any of them or any of their respective properties are subject, or (C) any applicable federal, state, local or foreign law, regulation or rule, or (D) any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the rules and regulations of the NYSE), or (E) any decree, judgment or order applicable to the Company or any of the Subsidiaries or any of their respective properties, other than, in the cases of clauses (B), (C), (D) and (E) above, such breaches, violations or defaults that would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect;

(q) no approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or of or with any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the NYSE), or approval of the stockholders of the Company, is required in connection with the issuance and sale of the Additional Shares, if and when sold by the Company pursuant hereto, the sale of the Firm Shares to be sold by the Selling Stockholders pursuant hereto or the consummation of the transactions contemplated hereby, except as have already been obtained or made as of the date of this Agreement, other than (i) registration of the Shares under the Act, which has been effected (or, with respect to any registration statement to be filed hereunder pursuant to Rule 462(b) under the Act, will be effected in accordance herewith), (ii) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters, (iii) under the Conduct Rules of FINRA, (iv) any listing applications and related consents or any notices required by NYSE in the ordinary course of the offering of the Shares, (v) filings with the Commission pursuant to Rule 424(b) under the Act or (vi) filings with the Commission on Form 8-K with respect to the Underwriting Agreement;

(r) except as described in the Registration Statement (excluding the exhibits thereto), the Disclosure Package and the Prospectus (i) no person has the right, contractual or otherwise, to cause the Company to issue or sell to it any shares of Common Stock or shares of any other capital stock or other equity interests of the Company, (ii) no person has any preemptive rights, resale rights, rights of first refusal or other rights to purchase any shares of Common Stock or shares of any other capital stock of or other equity interests in the Company and (iii) no person has the right to act as an underwriter or as a financial advisor to the Company in connection with the offer and sale of the Shares; no person has the right, contractual or otherwise, to cause the Company to register under the Act any shares of Common Stock or shares of any other capital stock of or other equity interests in the Company or to include any such shares or interests in the Registration Statement or the offering contemplated thereby;

(s) each of the Company and the Subsidiaries has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any applicable law, regulation or rule, and has obtained all necessary licenses, authorizations, consents and approvals from other persons, in order to conduct their respective businesses, except where the failure to have, make or obtain the same would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect; neither the Company nor any of the Subsidiaries is in violation of, or in default under, or has received notice of any proceedings relating to revocation or modification of, any such license, authorization, consent or approval or any applicable federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company or any of the Subsidiaries, except where such violation, default, revocation or modification would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect;

(t) there are no actions, suits, claims, investigations or proceedings pending or, to the Company’s knowledge, threatened to which the Company or any of the Subsidiaries or, to the Company’s knowledge, any of the Company’s respective directors or officers is or would be a party or of which any of their respective properties is or would be subject at law or in equity, before or by any applicable federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or before or by any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the NYSE), except any such action, suit, claim, investigation or proceeding which, if resolved adversely to the Company or any Subsidiary, would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect;

(u) each of Deloitte & Touche LLP and Crowe Horwath LLP, whose reports on the consolidated financial statements of the Company and its subsidiaries are included; in the Registration Statement, the Disclosure Package and the Prospectus, are independent registered public accountants as required by the Act and by the rules of the Public Company Accounting Oversight Board;

(v) the financial statements included in the Registration Statement, the Disclosure Package and the Prospectus, together with the related notes and schedules, present fairly in all material respects the consolidated financial position of the Company and its subsidiaries as of the dates indicated and the consolidated results of operations, cash flows and changes in stockholders’ equity of the Company and its subsidiaries for the periods specified and have been prepared in compliance with the requirements of the Act and Exchange Act and in conformity with U.S. generally accepted accounting principles applied on a consistent basis during the periods involved; the other financial and statistical data contained in the Registration Statement, the Disclosure Package and the Prospectus are accurately and fairly presented and prepared on a basis consistent with the financial statements and books and records of the Company; there are no financial statements (historical or pro forma) that are required to be included in the Registration Statement, the Disclosure Package or the Prospectus that are not included as required; the Company and the subsidiaries do not have any liabilities or obligations, direct or contingent (including any off-balance sheet obligations), which are material to the

Company and its subsidiaries taken as a whole, not described in the Registration Statement (excluding the exhibits thereto), the Disclosure Package and the Prospectus; and all disclosures contained in the Registration Statement, the Disclosure Package and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Act, to the extent applicable;

(w) except as disclosed in the Registration Statement (excluding the exhibits thereto), the Disclosure Package and the Prospectus, each stock option granted under any stock option plan of the Company or any Subsidiary and, to the knowledge of the Company, any other subsidiary (each, a “Stock Plan”) was granted with a per share exercise price no less than the fair market value per share of Common Stock on the grant date of such option, and no such grant involved any “back-dating,” “forward-dating” or similar practice with respect to the effective date of such grant; except as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect, each such option (i) was granted in compliance with applicable law and with the applicable Stock Plan(s), (ii) was duly approved by the board of directors (or a duly authorized committee thereof or an officer of the Company duly authorized by the board of directors or authorized committee thereof to make such grants) of the Company or such subsidiary, as applicable, and (iii) has been properly accounted for in the Company’s financial statements in accordance with U.S. generally accepted accounting principles and disclosed in the Company’s filings with the Commission;

(x) subsequent to the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus, in each case excluding any amendments or supplements to the foregoing made after the execution of this Agreement, there has not been (i) any material adverse change, or any development involving a prospective material adverse change, in the business, properties, management, financial condition or results of operations of the Company and its subsidiaries taken as a whole, (ii) any transaction to which the Company is a party and which is material to the Company and its subsidiaries taken as a whole, (iii) any obligation or liability, direct or contingent (including any off-balance sheet obligations), incurred by the Company or any subsidiary, which is material to the Company and its subsidiaries taken as a whole, (iv) any change in the capital stock of the Company or any subsidiary or increase in any obligation or liability, direct or contingent (including any off-balance sheet obligations), incurred by the Company or any subsidiary, which is material to the Company and the subsidiaries taken as a whole or (v) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company or any subsidiary;

(y) the Company has obtained for the benefit of the Underwriters the agreement (a “Lock-Up Agreement”), in the form set forth as Exhibit A hereto, of each person or entity listed on Exhibit A-2 hereto;

(z) neither the Company nor any Subsidiary is and, after giving effect to the offering and the sale of the Additional Shares, if and when sold by the Company pursuant hereto, and the application of the proceeds thereof, neither of them will be, an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(aa) the Company and each of the Subsidiaries have good and marketable title to all property (real and personal, excluding for the purposes of this Section 3(bb), Intellectual Property (as defined below)) described in the Registration Statement, the Disclosure Package and the Prospectus as being owned by any of them, free and clear of all liens, claims, security interests or other encumbrances, except those that do not materially interfere with the use of such property by the Company or any Subsidiary and would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect; all the property described in the Registration Statement, the Disclosure Package and the Prospectus as being held under lease by the Company or a Subsidiary is held thereby under valid, subsisting and enforceable leases, except as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect;

(bb) each of the Company and the Subsidiaries owns or possesses all inventions, patent applications, patents, trademarks (both registered and unregistered), tradenames, service names, copyrights, trade secrets and other proprietary information described in the Registration Statement, the Disclosure Package and the Prospectus as being owned or licensed by it or which is necessary for the conduct of, or material to, its businesses (collectively, the “Intellectual Property”), and the Company is unaware of any claim to the contrary or any challenge by any other person to the rights of the Company or any of the Subsidiaries with respect to the Intellectual Property; neither the Company nor any of the Subsidiaries has infringed or is infringing the intellectual property of a third party, and neither the Company nor any Subsidiary has received notice of a claim by a third party to the contrary;

(cc) neither the Company nor, to the knowledge of the Company, any of its subsidiaries is engaged in any unfair labor practice; except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus and for matters which would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect, (i) there is (A) no unfair labor practice complaint pending or, to the Company’s knowledge, threatened against the Company or any of its subsidiaries before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or, to the Company’s knowledge, threatened, (B) no strike, labor dispute, slowdown or stoppage pending or, to the Company’s knowledge, threatened against the Company or any of its subsidiaries and (C) no union representation dispute currently existing concerning the employees of the Company or any of its subsidiaries, (ii) to the Company’s knowledge, no union organizing activities are currently taking place concerning the employees of the Company or any of its subsidiaries and (iii) there has been no violation of any federal, state, local or foreign law relating to discrimination in the hiring, promotion or pay of employees, any applicable wage or hour laws or any provision of the Employee Retirement Income Security Act of 1974, as amended, or the rules and regulations promulgated thereunder concerning the employees of the Company or any of its subsidiaries;

(dd) the Company and the Subsidiaries and their respective properties, assets and operations are in compliance with, and the Company and each of the Subsidiaries hold all permits, authorizations and approvals required under applicable Environmental Laws (as defined below), except to the extent that failure to so comply or to hold such permits, authorizations or approvals would not, individually or in the aggregate, have a Material Adverse Effect; there are no past, present or, to the Company’s knowledge, reasonably anticipated future events, conditions, circumstances, activities, practices, actions, omissions or plans that could reasonably be expected to give rise to any material costs or liabilities to the Company or any Subsidiary under, or to interfere with or prevent compliance by the Company or any Subsidiary with, Environmental Laws; in each case, except as would not, individually or in the aggregate, have a Material Adverse Effect, neither the Company nor any of the Subsidiaries (i) is the subject of any investigation, (ii) has received any notice or claim, (iii) is a party to any pending or, to the Company’s knowledge, threatened action, suit or proceeding, (iv) is bound by any judgment, decree or order or (v) has entered into any agreement, in each case relating to any alleged violation of any Environmental Law or any actual or alleged release or threatened release or cleanup at any location of any Hazardous Materials (as defined below) (as used herein, “Environmental Law” means any federal, state, local or foreign law, statute, ordinance, rule, regulation, order, decree, judgment, injunction, permit, license, authorization or other binding requirement, or common law, relating to health, safety or the protection, cleanup or restoration of the environment or natural resources, including those relating to the distribution, processing, generation, treatment, storage, disposal, transportation, other handling or release or threatened release of Hazardous Materials, and “Hazardous Materials” means any material (including, without limitation, pollutants, contaminants, hazardous or toxic substances or wastes) that is regulated by or may give rise to liability under any Environmental Law);

(ee) in the ordinary course of their business, the Company and each of the Subsidiaries conduct periodic reviews of the effect of the Environmental Laws on their respective businesses, operations and properties, in the course of which they identify and evaluate associated costs and liabilities (including, without limitation, any material capital or operating expenditures required for cleanup, closure of properties or compliance with applicable Environmental Laws, any related constraints on operating activities and any potential liabilities to third parties under such Environmental Laws);

(ff) all tax returns required to be filed by the Company or any of the Subsidiaries have been timely filed (within any applicable time limit extensions permitted by the relevant tax authority), except where such failure to timely file would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect, and all material taxes and other assessments of a similar nature (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities have been timely paid, other than those being contested in good faith and for which adequate reserves have been provided, and where such failure to timely pay would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect;

(gg) the Company and each of the Subsidiaries maintain insurance covering their respective properties, operations, personnel and businesses as the Company reasonably deems adequate; such insurance insures against such losses and risks to an extent which is adequate in accordance with customary industry practice to protect the Company and the Subsidiaries and their respective businesses; all such insurance is fully in force on the date hereof and will be fully in force at the time of purchase and each additional time of purchase, if any; neither the Company nor any Subsidiary has reason to believe that it will not be able to (i) renew any such insurance as and when such insurance expires or (ii) obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted at a cost that would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect;

(hh) neither the Company nor any subsidiary has sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in the Disclosure Package, the Prospectus or any Permitted Free Writing Prospectus, or referred to or described in, or filed as an exhibit to, the Registration Statement, and no such termination or non-renewal has been threatened by the Company or any subsidiary or, to the Company’s knowledge, any other party to any such contract or agreement;

(ii) the Company and each of the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

(jj) the Company has established and maintains and evaluates “disclosure controls and procedures” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act) and “internal control over financial reporting” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s Chief Executive Officer and its Chief Financial Officer by others within those entities, and such disclosure controls and procedures are effective to perform the functions for which they were established; the Company’s independent registered public accountants and the Audit Committee of the Board of Directors of the Company have been advised of: (i) all significant deficiencies, if any, in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data; and (ii) all fraud, if any, whether or not material, that involves management or other employees who have a role in the Company’s internal controls; all “significant deficiencies” and “material weaknesses” (as such terms are defined in Rule 1-02(a)(4) of Regulation S-X under the Act) of the Company, if any, have been identified to the

Company’s independent registered public accountants and are disclosed in the Registration Statement (excluding the exhibits thereto), the Disclosure Package and the Prospectus; since the date of the most recent evaluation of such disclosure controls and procedures and internal controls, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses, except for such corrective actions with regard to significant deficiencies and material weaknesses that have been disclosed in the Registration Statement (excluding the exhibits thereto), the Disclosure Package and the Prospectus, which actions (i) are reasonably designed to effect such remediation in a timely manner and, except as described in the Registration Statement (excluding the exhibits thereto), each Preliminary Prospectus and the Prospectus, without material cost or a materially adverse effect on the business or operations of the Company and its subsidiaries, taken as a whole, and (ii) are being diligently pursued by the Company, with the supervision of the Company’s Chief Executive Officer and Chief Financial Officer and such other appropriate personnel of the Company; the Company, the subsidiaries and the Company’s directors and officers are in compliance in all material respects with the applicable effective provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the rules and regulations of the Commission and the NYSE promulgated thereunder; and the principal executive officers (or their equivalents) and principal financial officers (or their equivalents) of the Company have made all certifications required by the Sarbanes-Oxley Act and any related rules and regulations promulgated by the Commission, and the statements contained in such certification are complete and correct as of the date of such certification;

(kk) each “forward-looking statement” (within the meaning of Section 27A of the Act or Section 21E of the Exchange Act) contained in the Registration Statement, the Disclosure Package and the Prospectus has been made or reaffirmed with a reasonable basis and in good faith;

(ll) all statistical or market-related data included in the Registration Statement, the Disclosure Package and the Prospectus are based on or derived from sources that the Company reasonably believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources to the extent required;

(mm) neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “Foreign Corrupt Practices Act”); and the Company, its subsidiaries and, to the knowledge of the Company, its affiliates have instituted and maintain policies and procedures designed to ensure continued compliance therewith;

(nn) the operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the USA Patriot Act, the Bank Secrecy Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator or non-governmental authority involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, threatened;

(oo) neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any sanctions administered or enforced by the Office of Foreign Assets Control of the U.S. Treasury Department or any other sanctions authority relevant to the Company’s and its subsidiaries’ operations, and the Company will not directly or indirectly use the proceeds of the offering of the Shares contemplated hereby, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity for the purpose of financing the activities of any person currently subject to any sanctions administered or enforced by such authorities;

(pp) no subsidiary is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as described in the Registration Statement (excluding the exhibits thereto), the Disclosure Package and the Prospectus;

(qq) the issuance and sale of the Additional Shares, if and when sold by the Company pursuant hereto, and the sale of the Firm Shares to be sold by the Selling Stockholders as contemplated hereby will not cause any holder of any shares of capital stock, securities convertible into or exchangeable or exercisable for capital stock or options, warrants or other rights to purchase capital stock or any other securities of the Company to have any right to acquire any shares of preferred stock of the Company;

(rr) the Company has not received any notice from the NYSE regarding the delisting of the Common Stock from the NYSE;

(ss) except pursuant to this Agreement, neither the Company nor any of its subsidiaries has incurred any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby or by the Registration Statement;

(tt) neither the Company nor any of the subsidiaries nor any of their respective directors or officers, affiliates or controlling persons has taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares; and

(uu) to the Company’s knowledge, there are no affiliations or associations between (i) any member of FINRA and (ii) the Company or any of the Company’s officers, directors or 5% or greater security holders or any beneficial owner of the Company’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date the Registration Statement was initially filed with the Commission, except as disclosed in the Registration Statement (excluding the exhibits thereto), the Disclosure Package and the Prospectus or any FINRA questionnaire for directors, the Selling Stockholders and 5% or greater security holders of the Company furnished in writing to the Representatives.

In addition, any certificate signed by any officer of the Company or any of its subsidiaries and delivered to any Underwriter or counsel for the Underwriters in connection with the offering of the Shares shall be deemed to be a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

4. Representations and Warranties of the Selling Stockholders. Each Selling Stockholder, severally and not jointly, represents and warrants to each of the Underwriters that:

(a) all Selling Stockholder Information (as defined below) furnished by such Selling Stockholder included in the Registration Statement, the Disclosure Package and the Prospectus complied and will comply with Item 403 of Regulation S-K; the Registration Statement, as it relates to any information furnished to the Company by such Selling Stockholder expressly for use therein, did not, as of the Effective Time, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; the Disclosure Package, as it relates to any information furnished to the Company by such Selling Stockholder expressly for use therein, did not, as of the Applicable Time, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; as of the date the Prospectus is filed with the Commission, the time of purchase and each additional time of purchase, if any, the Prospectus, as then amended or supplemented, as it relates to any information furnished to the Company by such Selling Stockholder expressly for use therein, will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; it being understood and agreed that the only such information furnished to the Company by such Selling Stockholder contained in the Registration Statement, the Disclosure Package and the Prospectus is the information with respect to such Selling Stockholder (excluding percentages) that appears in the table (and corresponding footnotes) under the heading “Principal and Selling Stockholder” (the “Selling Stockholder Information”);

(b) such Selling Stockholder has not, prior to the execution of this Agreement, offered or sold any Shares by means of any “prospectus” (within the meaning of the Act), or used any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Shares, in each case other than the then most recent Preliminary Prospectus; the Company has not authorized such Selling Stockholder to engage in any Exempt Oral Communication or Covered Exempt Written Communication;

(c) neither the execution, delivery and performance of this Agreement or the Custody Agreement nor the sale by such Selling Stockholder of the Shares to be sold by such Selling Stockholder pursuant to this Agreement nor the consummation of the transactions contemplated hereby or thereby will conflict with, result in any breach or violation of or constitute a default under (or constitute any event which with notice, lapse of time or both would result in any breach or violation of or constitute a default under) (i) if such Selling Stockholder is not an individual, the charter or bylaws or other organizational instruments of such Selling Stockholder, (ii) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder or any of its properties may be bound or affected, (iii) any federal, state, local or foreign law, regulation or rule, (iv) any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the rules and regulations of the NYSE), or (v) any decree, judgment or order applicable to the Selling Stockholder or any of its properties, other than, in the cases of clauses (ii), (iii), (iv) and (v) above, such breaches, violations or defaults that would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect;

(d) no approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or of or with any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the NYSE), is required in connection with the sale of the Shares to be sold by such Selling Stockholder pursuant to this Agreement or the consummation by such Selling Stockholder of the transactions contemplated hereby or by the Custody Agreement other than (i) registration of the Shares under the Act, which has been effected (or, with respect to any registration statement to be filed hereunder pursuant to Rule 462(b) under the Act, will be effected in accordance herewith), (ii) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters or (iii) under the Conduct Rules of FINRA;

(e) neither such Selling Stockholder nor any of its affiliates has taken, directly or indirectly, any action designed to, or which has constituted or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

(f) there are no affiliations or associations between any member of FINRA and the Selling Stockholder, except as disclosed in the Registration Statement (excluding the exhibits thereto), the Disclosure Package and the Prospectus or any FINRA questionnaire for directors, the Selling Stockholders and 5% or greater security holders of the Company furnished in writing to the Representatives; none of the proceeds received by the Selling Stockholders from the sale of the Shares to be sold by the Selling Stockholders pursuant to this Agreement will be paid to a member of FINRA or any affiliate of (or person “associated with,” as such terms are used in the Bylaws of FINRA) such member;

(g) such Selling Stockholder has, and at the time of purchase and each additional time of purchase will have, valid title to, or a valid “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code (the “UCC”) in respect of, the Shares to be sold by such Selling Stockholder, and as of the time of purchase and each additional time of purchase, such Shares will be free and clear of all security interests, claims, liens, equities or other encumbrances and the legal right and power, and all authorizations and approvals required by law to enter into this Agreement and to sell, transfer and deliver the Shares to be sold by such Selling Stockholder or a valid security entitlement in respect of such Shares;

(h) upon payment of the purchase price for the Shares to be sold by such Selling Stockholder pursuant to this Agreement, delivery of such Shares, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by DTC, registration of such Shares in the name of Cede or such other nominee and the crediting of such Shares on the books of DTC to securities accounts (within the meaning of Section 8-501(a) of the UCC) of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any adverse claim (within the meaning of Section 8-105 of the UCC) to such Shares), (A) under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such Shares and (B) no action (whether framed in conversion, replevin, constructive trust, equitable lien or other theory) based on any adverse claim (within the meaning of Section 8-102 of the UCC), to such Shares may be asserted against the Underwriters with respect to such security entitlement; for purposes of this representation, such Selling Stockholder may assume that when such payment, delivery and crediting occur, (I) such Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s register of members in accordance with its memorandum of association, bye-laws and applicable law, (II) DTC will be registered as a “clearing corporation,” within the meaning of Section 8-102 of the UCC, (III) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC, (IV) to the extent DTC, or any other securities intermediary which acts as “clearing corporation” with respect to the Shares, maintains any “financial asset” (as defined in Section 8-102(a)(9) of the UCC) in a clearing corporation pursuant to Section 8-111 of the UCC, the rules of such clearing corporation may affect the rights of DTC or such securities intermediaries and the ownership interest of the Underwriters, (V) claims of creditors of DTC or any other securities intermediary or clearing corporation may be given priority to the extent set forth in Section 8-511(b) and 8-511(c) of the UCC and (VI) if at any time DTC or other securities intermediary does not have sufficient Shares to satisfy claims of all of its entitlement holders with respect thereto then all holders will share pro rata in the Shares then held by DTC or such securities intermediary;

(i) such Selling Stockholder has and, at the time of delivery of the Shares to be sold by such Selling Stockholder pursuant to this Agreement (whether the time of purchase or any additional time of purchase, as the case may be), will have full legal right, power and capacity, and all authorizations and approvals required by law (other than those imposed by the Act and state securities or blue sky laws), to (i) enter into this Agreement and a Custody Agreement as defined below, (ii) sell, assign, transfer and deliver the Shares to be sold by such Selling Stockholder pursuant to this Agreement in the manner provided in this Agreement and (iii) make the representations, warranties and agreements made by such Selling Stockholder herein;

(j) this Agreement has been duly authorized, executed and delivered by such Selling Stockholder;

(k) the custody agreement (the “Custody Agreement”), between such Selling Stockholder and American Stock Transfer & Trust Company, LLC, as custodian (the “Custodian”), has been duly authorized, executed and delivered by such Selling Stockholder and, assuming due authorization, execution and delivery by each other party thereto, constitutes a valid and legally binding obligation of such Selling Stockholder enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles;

(l) the sale of the Shares to be sold by such Selling Stockholder pursuant to this Agreement is not prompted by any information concerning the Company or any subsidiary which is not set forth in the Registration Statement (excluding the exhibits thereto), each Preliminary Prospectus and the Prospectus;

(m) at the time of purchase and each additional time of purchase, all stock transfer or other taxes (other than income taxes), if any, that are required to be paid in connection with the sale and transfer of the Shares to be sold by such Selling Stockholder to the several Underwriters hereunder will be fully paid or provided for by such Selling Stockholder, and all laws imposing such taxes will be fully complied with; and

(n) pursuant to the Custody Agreement, book-entry security entitlements for the Shares to be sold by such Selling Stockholder pursuant to this Agreement have been placed in custody for the purpose of making delivery of such Shares in accordance with this Agreement and the Custody Agreement; such Selling Stockholder agrees that (i) such book-entry security entitlements are for the benefit of, and coupled with and subject to the interest of, the Custodian and the Underwriters, (ii) the arrangements made by such Selling Stockholder for custody and for the appointment of the Custodian by such Selling Stockholder are irrevocable, and (iii) the obligations of such Selling Stockholder hereunder shall not be terminated by operation of law, whether by the death, disability or incapacity of such Selling Stockholder (or, if such Selling Stockholder is not an individual, the liquidation, dissolution, merger or consolidation of such Selling Stockholder) or the occurrence of any other event (each, an “Event”); if an Event occurs before the delivery of the Shares hereunder, the book-entry security entitlements shall be delivered by or on behalf of the Selling Stockholders in accordance with the terms and conditions of the Custody Agreement and this Agreement, and actions taken by the Custodian pursuant to such Custody Agreement shall be as valid as if such Event had not occurred, regardless of whether or not the Custodian shall have received notice thereof.

In addition, any certificate signed by any officer of such Selling Stockholder or any of such Selling Stockholder’s subsidiaries and delivered to the Underwriters or counsel for the Underwriters in connection with the offering of the Shares shall be deemed to be a representation and warranty by such Selling Stockholder, as to matters covered thereby, to each Underwriter.

5. Certain Covenants of the Company. The Company hereby agrees:

(a) to furnish such information as may be required and otherwise to cooperate in qualifying the Shares for offering and sale under the securities or blue sky laws of such states or other jurisdictions as you may reasonably designate and to maintain such qualifications in effect so long as you may reasonably request for the distribution of the Shares; provided, however, that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such jurisdiction (except service of process with respect to the offering and sale of the Shares); and to promptly advise you of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for offer or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

(b) to make available to the Underwriters in New York City, as soon as practicable after this Agreement becomes effective, and thereafter from time to time to furnish to the Underwriters, as many copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) as the Underwriters may reasonably request for the purposes contemplated by the Act; in case any Underwriter is required to deliver (whether physically or through compliance with Rule 172 under the Act or any similar rule), in connection with the sale of the Shares, a prospectus after the nine-month period referred to in Section 10(a)(3) of the Act, the Company will prepare, at its expense, promptly upon reasonable request such amendment or amendments to the Registration Statement and the Prospectus as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act;

(c) if, at the time this Agreement is executed and delivered, it is necessary or appropriate for a post-effective amendment to the Registration Statement, or a Registration Statement under Rule 462(b) under the Act, to be filed with the Commission and become effective before the Shares may be sold, the Company will use its reasonable best efforts to cause such post-effective amendment or such Registration Statement to be filed and become effective, and will pay any applicable fees in accordance with the Act, as soon as possible; and the Company will advise you promptly and, if requested by you, will confirm such advice in writing, (i) when such post-effective amendment or such Registration Statement has become effective, and (ii) if Rule 430A under the Act is used, when the Prospectus is filed with the Commission pursuant to Rule 424(b) under the Act (which the Company agrees to file in a timely manner in accordance with such Rules);

(d) for so long as a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) to notify you immediately upon an event that causes the Company to no longer qualify as an EGC;

(e) to advise you promptly, confirming such advice in writing, of any request by the Commission for amendments or supplements to the Registration Statement, any Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus or for additional information with respect thereto, or of notice of institution of proceedings for, or the entry of a stop order, suspending the effectiveness of the Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement, to use its best efforts to obtain the lifting or removal of such order as soon as possible; to advise you promptly of any proposal to amend or supplement the Registration Statement, any Preliminary Prospectus or the Prospectus, and to provide you and Underwriters’ counsel copies of any such documents for review and comment a reasonable amount of time prior to any proposed filing and to file no such amendment or supplement to which you shall have objected in writing;

(f) subject to Section 5(h) hereof, to file promptly all reports and documents and any preliminary or definitive proxy or information statement required to be filed by the Company with the Commission in order to comply with the Exchange Act for so long as a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares; and to provide you, for your review and comment, with a copy of such reports and statements and other documents to be filed by the Company pursuant to Section 13, 14 or 15(d) of the Exchange Act during such period a reasonable amount of time prior to any proposed filing, and to file no such report, statement or document to which you shall have objected in writing; and to promptly notify you of such filing;

(g) to advise the Underwriters promptly of the happening of any event within the period during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares, which event could require the making of any change in the Prospectus then being used so that the Prospectus would not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, and to advise the Underwriters promptly if, during such period, it shall become necessary to amend or supplement the Prospectus to cause the Prospectus to comply with the requirements of the Act, and, in each case, during such time, subject to Section 4(g) hereof, to prepare and furnish, at the Company’s expense, to the Underwriters promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change or to effect such compliance;

(h) to make generally available (within the meaning of Rule 158 under the Act) to its security holders, and, if not available on the Commission’s Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”), to deliver to you, an earnings statement of the Company (which will satisfy the provisions of Section 11(a) of the Act) covering a period of twelve months beginning after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act) as soon as is reasonably practicable after the termination of such twelve-month period but in any case not later than the date determined in accordance with the provisions of the last paragraph of Section 11(a) of the Act and Rule 158(c) thereunder;

(i) except as available on EDGAR, to furnish to you copies of the Registration Statement (one copy for each Managing Underwriter and one copy for underwriters’ counsel), as initially filed with the Commission, and of all amendments thereto (including all exhibits thereto) and sufficient copies of the foregoing (other than exhibits) for distribution of a copy to each of the other Underwriters;

(j) if requested by you, to furnish to you as early as practicable prior to the time of purchase and any additional time of purchase, as the case may be, but not later than two business days prior thereto, a copy of the latest available unaudited interim and monthly consolidated financial statements, if any, of the Company and its subsidiaries which have been read by the Company’s independent registered public accountants, as stated in their letter to be furnished pursuant to Section 8(d) hereof, provided, however, that the Company shall not be required to furnish any materials pursuant to this clause if such materials are available via EDGAR;

(k) to comply with Rule 433(d) under the Act (without reliance on Rule 164(b) under the Act) and with Rule 433(g) under the Act;

(l) beginning on the date hereof and ending on, and including, the date that is 90 days after the date of the Prospectus (the “Lock-Up Period”), without the prior written consent of the Representatives, not to (i) issue, sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act and the rules and regulations of the Commission promulgated thereunder, with respect to, any Common Stock or any other securities of the Company that are substantially similar to Common Stock, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, (ii) file or cause to become effective a registration statement under the Act relating to the offer and sale of any Common Stock or any other securities of the Company that are substantially similar to Common Stock, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, (iii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock or any other securities of the Company that are substantially similar to Common Stock, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, whether any such transaction is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (iv) publicly announce an intention to effect any transaction specified in clause (i), (ii) or (iii), except, in each case, for (A) the issuance and registration of the offer and sale of the Shares as contemplated by this Agreement, (B) issuances of Common Stock upon the exercise of options or warrants disclosed as outstanding in the Registration Statement (excluding the exhibits thereto), the Disclosure Package and the Prospectus, (C) the issuance of employee stock options not exercisable during the Lock-Up Period pursuant to stock option plans described in the Registration Statement (excluding the exhibits thereto), the Disclosure Package and the Prospectus; (D) the filing by the Company of any registration statement on Form S-8 with the Commission relating to the offering of securities pursuant to the terms of such stock option or similar plans and (E) the issuance by the Company of Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock in connection with an acquisition or business combination (including the filing of a registration statement on Form S-4 or other appropriate form with respect thereto), provided that the aggregate number of shares of Common Stock issued pursuant to this clause (E) during the 90-day restricted period shall not exceed 10% of the total number of shares of Common Stock issued and outstanding on the Closing Date (including any Shares sold in connection with any acquisition or business combination since the Company’s initial public offering, of which there were none) and provided further that, in the case of any issuance pursuant to this clause (E), any recipient of shares of Common Stock shall have executed and delivered to the Representatives a lock-up agreement in the form of Exhibit A hereto;

(m) prior to the time of purchase or any additional time of purchase, as the case may be, to provide you with reasonable advance notice of and the opportunity to comment on any press release or other communication directly or indirectly made by the Company and hold no press conferences with respect to the Company or any subsidiary, the financial condition, results of operations, business, properties, assets, or liabilities of the Company or any subsidiary, or the offering of the Shares, and to issue no such press release or communications or hold such press conference without your prior consent, which consent shall not be unreasonably withheld, conditioned or delayed;

(n) not, at any time at or after the execution of this Agreement, to, directly or indirectly, offer or sell any Shares by means of any “prospectus” (within the meaning of the Act), or use any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Shares, in each case other than the Prospectus;

(o) not to, and to cause its subsidiaries not to, take, directly or indirectly, any action designed, or which will constitute, or has constituted, or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

(p) to use its best efforts to cause the Shares to be listed on the NYSE and to maintain such listing on the NYSE;

(q) for so long as the Company is subject to the reporting requirements of Section 13(g) or 15(d) of the Exchange Act, to maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Common Stock; and

(r) to announce the Underwriters’ intention to release any director or “officer” (within the meaning of Rule 16a-1(f) under the Exchange Act) of the Company from any of the restrictions imposed by any Lock-Up Agreement, by issuing, through a major news service, a press release, the form of which is attached as Exhibit A-1 hereto, that is satisfactory to the Representatives promptly following the Company’s receipt of any notification from the Representatives in which the Underwriters indicate such intention, but in any case not later than the close of the second business day prior to the date on which such release or waiver is to become effective; provided, however, that nothing shall prevent the Representatives, on behalf of the Underwriters, from announcing the same through a major news service, irrespective of whether the Company has made the required announcement; and further provided that no such announcement shall be made of any release or waiver granted solely to permit a transfer of securities that is not for consideration and where the transferee has agreed in writing to be bound by the terms of a Lock-Up Agreement in the form set forth as Exhibit A hereto.

6. Certain Covenants of the Selling Stockholders. Each Selling Stockholder hereby agrees, severally and not jointly:

(a) not, at any time during the period that a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule), to offer or sell any Shares by means of any “prospectus” (within the meaning of the Act), or use any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Shares, in each case other than the Prospectus;

(b) not to take, directly or indirectly, any action designed, or which will constitute, or has constituted, or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

(c) to pay or cause to be paid all stock transfer or similar taxes (other than income taxes), if any, that are required to be paid in connection with the sale and on the transfer and sale of the Shares to be sold by such Selling Stockholder to the several Underwriters hereunder;

(d) to advise you promptly, and if requested by you, confirm such advice in writing, so long as a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares, of any change in Selling Stockholder Information in the Registration Statement, the Disclosure Package and the Prospectus, relating to such Selling Stockholder that would make such Selling Stockholder Information an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(e) prior to or concurrently with the execution and delivery of this Agreement, to execute and deliver to the Underwriters a Lock-Up Agreement and deliver a copy of the Custody Agreement; and

(f) in order to document the Underwriters’ compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated, each Selling Stockholder will deliver to you prior to or at the Closing Date a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

7. Covenant to Pay Costs. The Company agrees to pay all costs, expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, each Preliminary Prospectus, the Prospectus, each Permitted Free Writing Prospectus and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), (ii) the registration, issue, sale and delivery of the Shares including any stock or transfer taxes and stamp or similar duties payable upon the sale, issuance or delivery of the Shares to the Underwriters, (iii) the producing, word processing and/or printing of this Agreement, any dealer agreements, any Custody Agreements and any closing documents (including compilations thereof) and the reproduction and/or printing and furnishing of copies of each thereof to the Underwriters and (except closing documents) to dealers (including costs of mailing and shipment), (iv) the qualification of the Shares for offering and sale under state or foreign laws and the determination of their eligibility for investment under state or foreign law (including the legal fees and filing fees and other disbursements of counsel for the Underwriters) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters and to dealers (subject to a cap of $10,000), (v) any listing of the Shares on any securities exchange or qualification of the Shares for quotation on the NYSE and any registration thereof under the Exchange Act, (vi) any filing for review of the public offering of the Shares by FINRA, including the legal fees and filing fees and other disbursements of counsel to the Underwriters relating to FINRA matters (subject to a cap of $20,000), (vii) the fees and disbursements of any transfer agent or registrar for the Shares, (viii) the costs and expenses of the Company and such Selling Stockholder relating to presentations or meetings undertaken in connection with the marketing of the offering and sale of the Shares to prospective investors and the Underwriters’ sales forces, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel, lodging and other expenses incurred by the officers of the Company or by such Selling Stockholder and any such consultants, and 50% of the cost of any aircraft chartered in connection with the road show, the costs of all Exempt Oral Communications and Covered Exempt Written Communications, (ix) the costs and expenses of qualifying the Shares for inclusion in the book-entry settlement system of the DTC and (x) the performance of the Company’s and the Selling Stockholder’s other obligations hereunder. The provisions of this Section shall not affect any agreement that the Company and the Selling Stockholders may make for the sharing of such costs and expenses.

8. Reimbursement of the Underwriters’ Expenses. If, after the execution and delivery of this Agreement, the Shares are not delivered for any reason other than the termination of this Agreement pursuant to the fifth paragraph of Section 11 hereof or the default by one or more of the Underwriters in its or their respective obligations hereunder, the Company and the Selling Stockholder, jointly and severally, shall, in addition to paying the amounts described in Section 7 hereof, reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of their counsel.

9. Conditions of the Underwriters’ Obligations. The several obligations of the Underwriters hereunder are subject to the accuracy of the respective representations and warranties on the part of the Company and the Selling Stockholders on the date hereof, at the time of purchase and, if applicable, at the additional time of purchase, the performance by the Company and the Selling Stockholders of each of their respective obligations hereunder and to the following additional conditions precedent:

(a) The Company shall furnish to you at the time of purchase and, if applicable, at the additional time of purchase, an opinion of Proskauer Rose LLP, counsel for the Company, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with executed copies for each Underwriter, and in form and substance reasonably satisfactory to the Representatives, in the form set forth in Exhibit B hereto.

(b) The Company shall furnish to you at the time of purchase and, if applicable, at the additional time of purchase, an opinion of Calfee, Halter & Griswold LLP, special counsel for the Company, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with executed copies for each Underwriter, and in form and substance reasonably satisfactory to the Representatives, in the form set forth in Exhibit C hereto.

(c) IBP Investment Holdings, LLC, a Selling Stockholder, shall furnish to you at the time of purchase and, if applicable, at the additional time of purchase, an opinion of Proskauer Rose LLP, counsel for such Selling Stockholder, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with executed copies for each Underwriter, and in form and substance reasonably satisfactory to the Representatives, in the form set forth in Exhibit D hereto.

(d) Cetus Capital II, LLC, a Selling Stockholder, shall furnish to you at the time of purchase and, if applicable, at the additional time of purchase, an opinion of Morrison Cohen LLP, counsel for such Selling Stockholder, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with executed copies for each Underwriter, and in form and substance reasonably satisfactory to the Representatives, in the form set forth in Exhibit E hereto.

(e) You shall have received from each of Deloitte & Touche LLP and Crowe Horwath LLP letters dated, respectively, the date of this Agreement, the date of the Prospectus, the time of purchase and, if applicable, the additional time of purchase, and addressed to the Underwriters (with executed copies for each Underwriter) in the forms reasonably satisfactory to the Representatives, which letters shall cover, without limitation, the various financial disclosures contained in the Registration Statement, the Disclosure Package and the Prospectus.

(f) You shall have received at the time of purchase and, if applicable, at the additional time of purchase, the favorable opinion of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Underwriters, dated the time of purchase or the additional time of purchase, as the case may be, in form and substance reasonably satisfactory to the Representatives.

(g) No Prospectus or amendment or supplement to the Registration Statement or the Prospectus shall have been filed to which you shall have objected in writing.

(h) The Registration Statement and any registration statement required to be filed, prior to the sale of the Shares, under the Act pursuant to Rule 462(b) shall have been filed and shall have become effective under the Act or the Exchange Act, as the case may be. If Rule 430A under the Act is used, the Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act at or before 5:30 P.M., New York City time, on the second full business day after the date of this Agreement (or such earlier time as may be required under the Act).

(i) Prior to and at the time of purchase, and, if applicable, the additional time of purchase, (i) no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act or proceedings initiated under Section 8(d) or 8(e) of the Act; (ii) the Registration Statement and all amendments thereto shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (iii) neither the Preliminary Prospectus nor the Prospectus, and no amendment or supplement thereto, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; (iv) no Disclosure Package, and no amendment or supplement thereto, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; and (v) none of the Permitted Free Writing Prospectuses, if any, and none of the Permitted Exempt Written Communications, if any, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

(j) The Company will, at the time of purchase and, if applicable, at the additional time of purchase, deliver to you a certificate of its Chief Executive Officer and its Chief Financial Officer, dated the time of purchase or the additional time of purchase, as the case may be, in the form attached as Exhibit F hereto.

(k) Each Selling Stockholder will, at the time of purchase and, if applicable, at the additional time of purchase, deliver to you a certificate signed by an officer of such Selling Stockholder, dated the time of purchase or the additional time of purchase, as the case may be, in the form attached as Exhibit G hereto.

(l) The Company will, at the time of purchase and, if applicable, at the additional time of purchase, deliver to you a certificate of its Chief Financial Officer, dated the time of purchase or the additional time of purchase, as the case may be, in the form attached as Exhibit H hereto.

(m) You shall have received each of the signed Lock-Up Agreements referred to in Section 3(z) hereof, and each such Lock-Up Agreement shall be in full force and effect at the time of purchase and the additional time of purchase, as the case may be.

(n) The Company and the Selling Stockholders shall have furnished to you such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement, any Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus as of the time of purchase and, if applicable, the additional time of purchase, as you may reasonably request.

(o) The Shares shall have been approved for listing on the NYSE, subject only to notice of issuance and evidence of satisfactory distribution at or prior to the time of purchase or the additional time of purchase, as the case may be.

(p) FINRA shall not have raised any objection with respect to the fairness or reasonableness of the underwriting, or other arrangements of the transactions, contemplated hereby.

10. Effective Date of Agreement; Termination. This Agreement shall become effective when the parties hereto have executed and delivered this Agreement.

The obligations of the several Underwriters hereunder shall be subject to termination in the absolute discretion of the Representatives, if (1) since the time of execution of this Agreement or the earlier respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus there has been any change or any development involving a prospective change in the business, properties, management, financial condition or results of operations of the Company and its subsidiaries taken as a whole, the effect of which change or development is, in the sole judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement, the Disclosure Package and the Prospectus or (2) since the time of execution of this Agreement, there shall have occurred: (A) a suspension or material limitation in trading in securities generally on the NYSE, the American Stock Exchange or the NASDAQ; (B) a suspension or material limitation in trading in the Company’s securities on the NYSE; (C) a general moratorium on commercial banking activities declared by either federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (D) an outbreak or escalation of hostilities or acts of terrorism involving the United States or a declaration by the United States of a national emergency or war; or (E) any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (D) or (E), in the sole judgment of the Representatives, makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement, the Disclosure Package and the Prospectus, or (3) since the time of execution of this Agreement, there shall have occurred any downgrading, or any notice or announcement shall have been given or made of: (A) any intended or potential downgrading or (B) any watch, review or possible change that does not indicate an affirmation or improvement in the rating accorded any securities of or guaranteed by the Company or any subsidiary by any “nationally recognized statistical rating organization,” as that term is defined in Rule 436(g)(2) under the Act.

If the Representatives elect to terminate this Agreement as provided in this Section 10, the Company, the Selling Stockholders and each other Underwriter shall be notified promptly in writing.

If the sale to the Underwriters of the Shares, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement, or if such sale is not carried out because the Company or the Selling Stockholders, as the case may be, shall be unable to comply with any of the terms of this Agreement, the Company and any Selling Stockholder shall not be under any obligation or liability under this Agreement (except to the extent provided in Section 7, 8 and 12 hereof), and the Underwriters shall be under no obligation or liability to the Company or the Selling Stockholders under this Agreement (except to the extent provided in Section 12 hereof) or to one another hereunder.

11. Increase in Underwriters’ Commitments. Subject to Sections 9 and 10 hereof, if any Underwriter shall default in its obligation to take up and pay for the Firm Shares to be purchased by it hereunder (otherwise than for a failure of a condition set forth in Section 9 hereof or a reason sufficient to justify the termination of this Agreement under the provisions of Section 10 hereof) and if the number of Firm Shares which all Underwriters so defaulting shall have agreed but failed to take up and pay for does not exceed 10% of the total number of Firm Shares, the non-defaulting Underwriters (including the Underwriters, if any, substituted in the manner set forth below) shall take up and pay for (in addition to the aggregate number of Firm Shares they are obligated to purchase pursuant to Section 1 hereof) the number of Firm Shares agreed to be purchased by all such defaulting Underwriters, as hereinafter provided. Such Shares shall be taken up and paid for by such non-defaulting Underwriters in such amount or amounts as you may designate with the consent of each Underwriter so designated or, in the event no such designation is made, such Shares shall be taken up and paid for by all non-defaulting Underwriters pro rata in proportion to the aggregate number of Firm Shares set forth opposite the names of such non-defaulting Underwriters in Schedule B.

Without relieving any defaulting Underwriter from its obligations hereunder, each Selling Stockholder agrees with the non-defaulting Underwriters that they will not sell any Firm Shares hereunder unless all of the Firm Shares are purchased by the Underwriters (or by substituted Underwriters selected by you with the approval of the Company or selected by the Company with your approval).

If a new Underwriter or Underwriters are substituted by the Underwriters or by the Company for a defaulting Underwriter or Underwriters in accordance with the foregoing provision, the Company or you shall have the right to postpone the time of purchase for a period not exceeding five business days in order that any necessary changes in the Registration Statement and the Prospectus and other documents may be effected.

The term “Underwriter” as used in this Agreement shall refer to and include any Underwriter substituted under this Section 11 with like effect as if such substituted Underwriter had originally been named in Schedule B hereto.

If the aggregate number of Firm Shares which the defaulting Underwriter or Underwriters agreed to purchase exceeds 10% of the total number of Firm Shares which all Underwriters agreed to purchase hereunder, and if neither the non-defaulting Underwriters nor the Company shall make arrangements within the five business day period stated above for the purchase of all the Firm Shares which the defaulting Underwriter or Underwriters agreed to purchase hereunder, this Agreement shall terminate without further act or deed and without any liability on the part of the Company or any Selling Stockholder to any Underwriter and without any liability on the part of any non-defaulting Underwriter to the Company or to any Selling Stockholder. Nothing in this paragraph, and no action taken hereunder, shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

12. Indemnity and Contribution.

(a) The Company agrees to indemnify, defend and hold harmless each Underwriter, its partners, directors, officers and members, any person who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and any “affiliate” (within the meaning of Rule 405 under the Act) of such Underwriter that sells Shares on behalf of such Underwriter, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with the Underwriter Information furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in, the Registration Statement or arises out of or is based upon any omission or alleged omission to state a material fact in the Registration Statement in connection with such Underwriter Information, which material fact was not contained in such Underwriter Information and which material fact was required to be stated in such Registration Statement or was necessary to make such Underwriter Information not misleading or (ii) any untrue statement or alleged untrue statement of a material fact included in any Prospectus (the term Prospectus for the purpose of this Section 12 being deemed to include any Preliminary Prospectus, the Prospectus and any amendments or supplements to the foregoing), in any Covered Free Writing Prospectus, in any Covered Exempt Written Communication, in any “issuer information” (as defined in Rule 433 under the Act) of the Company, which “issuer information” is required to be, or is, filed with the Commission, or in any Prospectus together with any combination of one or more of the Covered Free Writing Prospectuses, if any, and one or more Covered Exempt Written Communications, if any, or arises out of or is based upon any omission or alleged omission to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except, with respect to such Prospectus or any Permitted Free Writing Prospectus or any Permitted Exempt Written Communication, insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in, such Prospectus or Permitted Free Writing Prospectus or

Permitted Exempt Written Communication or arises out of or is based upon any omission or alleged omission to state a material fact in such Prospectus or Permitted Free Writing Prospectus or Permitted Exempt Written Communication in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading.

(b) The Selling Stockholders agree to indemnify, defend and hold harmless the Company, its directors and its officers, each Underwriter, its partners, directors, officers and members, and any person who controls the Company or any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company), as such Registration Statement relates to the Selling Stockholders, or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact included in any Prospectus, in any Permitted Free Writing Prospectus or in any Permitted Exempt Written Communication or in any Prospectus together with any combination of one or more of the Permitted Free Writing Prospectuses, if any, and one or more of the Permitted Exempt Written Communications, if any, in each case as such document(s) relate to the Selling Stockholders, or arises out of or is based upon any omission or alleged omission to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and will reimburse each “indemnified party” for any legal or other fees or expenses reasonably incurred by such indemnified party in connection with investigating or defending against any loss, damage, expense, liability, claim, action, litigation, investigation or proceeding whatsoever (whether or not such indemnified party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to the above as such fees and expenses are incurred; provided, however, that each Selling Stockholder shall only be responsible pursuant to this Section 12(b) for losses, damages, expenses, liabilities or claims arising out of or based upon such untrue statement or omission or allegation thereof based upon the Selling Stockholder Information of such Selling Stockholder and, in any event, no Selling Stockholder shall be responsible, pursuant to this Section 12(b), for losses, damages, expenses, liabilities or claims for an amount in excess of its respective net proceeds (after deducting underwriting commissions and discounts but before deducting offering expenses) from the Shares sold by such Selling Stockholder to the Underwriters pursuant hereto. The obligations of the Selling Stockholders set forth in this Section 12(b) shall be several and not joint.

(c) Each Underwriter severally agrees to indemnify, defend and hold harmless the Company, its directors and officers, each Selling Stockholder and any person who controls the Company or the Selling Stockholders within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Company, the Selling Stockholders or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in, the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company), or arises out of or is based upon any omission or alleged omission to state a material fact in such Registration Statement in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in, a Prospectus or a Permitted Free Writing Prospectus, or a Permitted Exempt Written Communication, or arises out of or is based upon any omission or alleged omission to state a material fact in such Prospectus or Permitted Free Writing Prospectus or Permitted Exempt Written Communication in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading.

(d) If any action, suit or proceeding (each, a “Proceeding”) is brought against a person (an “indemnified party”) in respect of which indemnity may be sought against the Company, the Selling Stockholders or an Underwriter (as applicable, the “indemnifying party”) pursuant to subsection (a), (b) or (c), respectively, of this Section 12, such indemnified party shall promptly notify such indemnifying party in writing of the institution of such Proceeding and such indemnifying party shall be entitled to assume the defense of such Proceeding, including the retention of counsel reasonably satisfactory to such indemnified party, and pay all legal or other fees and expenses related to such Proceeding or incurred in connection with such indemnified party’s enforcement of subsection (a) or (b), respectively, of this Section 12; provided, however, that the omission to so notify such indemnifying party shall not relieve such indemnifying party from any liability that such indemnifying party may have to any indemnified party or otherwise. The indemnified party or parties shall have the right to retain its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the retention of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such Proceeding, (ii) the indemnifying party shall not have, within a reasonable period of time in light of the circumstances, retained counsel to defend such Proceeding; (iii) the indemnifying party has notified the indemnified party that it has elected not to assume the defense of such Proceeding; or (iv) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them that are different from, additional to or in conflict with those available to such indemnifying party (in which case such indemnifying party shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by such indemnifying party and paid as incurred (it being understood, however, that except as provided in the second paragraph of Section 12(a), such indemnifying party shall not be liable for the fees or expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). The indemnifying party shall not be liable for any settlement of any Proceeding effected without its written consent but, if settled with its written consent, such indemnifying party agrees to indemnify and hold harmless the indemnified party or parties from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this Section 12(d), then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have fully reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault or culpability or a failure to act by or on behalf of such indemnified party.

(e) If the indemnification provided for in this Section 12 is unavailable to an indemnified party under subsections (a), (b) and (c) of this Section 12 or insufficient to hold an indemnified party harmless in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholders on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and the Selling Stockholder, and the total underwriting discounts and commissions received by the Underwriters, bear to the aggregate public offering price of the Shares. The relative fault of the Company and the Selling Stockholders on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or the Selling Stockholders or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.

(f) The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 12 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (e) above. Notwithstanding the provisions of this Section 12, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by such Underwriter and distributed to the public were offered to the public exceeds the amount of any damage which such Underwriter has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 12 are several in proportion to their respective underwriting commitments and not joint. No Selling Stockholder shall be required to contribute any amount pursuant to this Section 12 in excess of the net proceeds (after deducting underwriting commissions and discounts but before deducting offering expenses) received by such Selling Stockholder.

(g) The indemnity and contribution agreements contained in this Section 12 and the covenants, warranties and representations of the Company and the Selling Stockholders contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, its partners, directors, officers or members or any person (including each partner, officer, director or member of such person) who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, or by or on behalf of the Company or the Selling Stockholder, their respective directors or officers or any person who controls the Company or any Selling Stockholder within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of the Shares to be sold by the Company pursuant hereto and the delivery of the Shares to be sold by the Selling Stockholders pursuant hereto. The Company, the Selling Stockholders and each Underwriter agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Company or a Selling Stockholder, against any of their officers or directors in connection with the issuance and sale of the Shares, or in connection with the Registration Statement, any Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus.

13. Information Furnished by the Underwriters. The statements set forth in (i) the last paragraph of the cover page and (ii) the seventh, thirteenth and fifteenth paragraphs and the first sentence of the seventeenth paragraph and the third sentence of the eighteenth paragraph under the caption “Underwriting” in the Prospectus, only insofar as such statements relate to the amount of selling concession and reallowance or to the option to purchase Additional Shares and stabilization activities that may be undertaken by the Underwriters, constitute the only information furnished by or on behalf of the Underwriters (the “Underwriter Information”), as such information is referred to in Sections 3 and 12 hereof.

14. Notices. Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram or facsimile and, if to the Underwriters, shall be sufficient in all respects if delivered or sent to UBS Securities LLC, 1285 Avenue of the Americas, New York, New York 10019 (facsimile: (212) 713-3371), Attention: Syndicate, Deutsche Bank Securities Inc., 60 Wall Street, 36th Floor, New York, NY 10005 (facsimile: (212) 797-4564), Attention: General Counsel, and RBC Capital Markets, LLC, Three World Financial Center, 8th Floor, 200 Vesey Street, New York, New York 10281-8098 (facsimile: (212) 428-6260), Attention: Michael Goldberg, Syndicate Director, with a copy to Skadden, Arps, Slate, Meagher & Flom, Four Times Square, New York, New York 10036, Attention: Michael J. Zeidel; and if to the Company, shall be sufficient in all respects if delivered or sent to the Company at the offices of the Company at 495 S. High Street, Columbus, Ohio 43215 (facsimile: (614) 961-3542), Attention: General Counsel, with a copy to Proskauer Rose LLP, Eleven Times Square, New York, New York 10036, Attention: Julie M. Allen, and, if to the Selling Stockholders, shall be sufficient in all respects if delivered to the contact information set forth in Schedule A.

15. Governing Law; Construction. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (“Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York without regard to the conflicts of law principles thereof. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

16. Submission to Jurisdiction. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company and the Selling Stockholders each consent to the jurisdiction of such courts and personal service with respect thereto. The Company and the Selling Stockholders each hereby consent to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against any Underwriter or any indemnified party. Each Underwriter and the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) and each Selling Stockholder (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) each waive all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Company and the Selling Stockholders each agree that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company and each Selling Stockholder and may be enforced in any other courts to the jurisdiction of which the Company or any Selling Stockholder is or may be subject, by suit upon such judgment.

17. Parties at Interest. The Agreement herein set forth has been and is made solely for the benefit of the Underwriters and the Company and the Selling Stockholders and to the extent provided in Section 12 hereof the controlling persons, partners, directors, officers, members and affiliates referred to in such Section, and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

18. No Fiduciary Relationship. The Company and the Selling Stockholders each hereby acknowledges that the Underwriters are acting solely as underwriters in connection with the purchase and sale of the Company’s securities. The Company and the Selling Stockholders each further acknowledge that the Underwriters are acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis, and in no event do the parties intend that the Underwriters act or be responsible as a fiduciary to the Company or any Selling Stockholder, their respective management, stockholders or creditors or any other person in connection with any activity that the Underwriters may undertake or have undertaken in furtherance of the purchase and sale of the Company’s securities, either before or after the date hereof. The Underwriters hereby expressly disclaim any fiduciary or similar obligations to the Company or any Selling Stockholder, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Company and the Selling Stockholders each hereby confirm their understanding and agreement to that effect. The Company, the Selling Stockholders and the Underwriters agree that they are each responsible for making their own independent judgments with respect to any such transactions and that any opinions or views expressed by the Underwriters to the Company or any Selling Stockholder regarding such transactions, including, but not limited to, any opinions or views with respect to the price or market for the Company’s securities, do not constitute advice or recommendations to the Company or any Selling Stockholder. The Company, the Selling Stockholders and the Underwriters agree that the Underwriters are acting as principal and not the agent or fiduciary of the Company or any Selling Stockholder and no Underwriter has assumed, and none of them will assume, any advisory responsibility in favor of the Company or any Selling Stockholder with respect to the transactions contemplated hereby or the process leading thereto (irrespective of whether any Underwriter has advised or is currently advising the Company or any Selling Stockholder on other matters). The Company and the Selling Stockholders each hereby waive and release, to the fullest extent permitted by law, any claims that the Company or any Selling Stockholder may have against the Underwriters with respect to any breach or alleged breach of any fiduciary, advisory or similar duty to the Company or any Selling Stockholder in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.

19. Counterparts. This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.

20. Successors and Assigns. This Agreement shall be binding upon the Underwriters and the Company and the Selling Stockholders and their successors and assigns and any successor or assign of any substantial portion of the Company’s, any Selling Stockholder’s and any of the Underwriters’ respective businesses and/or assets.

21. Miscellaneous. UBS, an indirect, wholly owned subsidiary of UBS AG, is not a bank and is separate from any affiliated bank, including any U.S. branch or agency of UBS AG. Because UBS is a separately incorporated entity, it is solely responsible for its own contractual obligations and commitments, including obligations with respect to sales and purchases of securities. Securities sold, offered or recommended by UBS Securities LLC are not deposits, are not insured by the Federal Deposit Insurance Corporation, are not guaranteed by a branch or agency, and are not otherwise an obligation or responsibility of a branch or agency.

The Company and the Selling Stockholders acknowledge that, in accordance with the requirements of the USA Patriot Act, the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company and the Selling Stockholders, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

If the foregoing correctly sets forth the understanding among the Company, the Selling Stockholders and the several Underwriters, please so indicate in the space provided below for that purpose, whereupon this Agreement and your acceptance shall constitute a binding agreement among the Company, the Selling Stockholders and the Underwriters, severally.

Very truly yours,

INSTALLED BUILDING PRODUCTS, INC.

By:
	Name:	Michael T. Miller
	Title:	Executive Vice President and
Chief Financial Officer

IBP INVESTMENT HOLDINGS, LLC

BY:	PJAM IBP HOLDINGS, INC.

By:
	Name:	Jeffrey W. Edwards
	Title:	President

CETUS CAPITAL II, LLC

BY:	LITTLEJOHN FUND IV, LP

By:
Name:
Title:

Accepted and agreed to as of the date first above written, on behalf of themselves and the other several Underwriters named in Schedule B

UBS SECURITIES LLC
DEUTSCHE BANK SECURITIES INC.
RBC CAPITAL MARKETS, LLC

By:	UBS SECURITIES LLC

By:
Name:
Title:

By:
Name:
Title:

By:	DEUTSCHE BANK SECURITIES INC.

By:
Name:
Title:

By:
Name:
Title:

By:	RBC CAPITAL MARKETS, LLC

By:
Name:
Title:

By:
Name:
Title:

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